                                POWER OF ATTORNEY

                                -----------------

         The undersigned, BERNARD DE LA TOUR D'AUVERGNE LAURAGUAIS (the

"Undersigned"), does hereby nominate, constitute and appoint Carla L. Heiss,

John Tropeano and Thomas F. Albert (each an "Attorney-in-Fact") as the

Undersigned's true and lawful agent and attorney-in-fact, with full power and authority of substitution and revocation and to act singly hereunder, in the discretion of such Attorney-in-Fact, in the name of and on behalf of the

Undersigned as fully as the Undersigned could if the Undersigned were present and acting in person, to perform any and all acts that may be necessary or desirable to complete, make and execute any and all required or voluntary filings (the "Filings") under Section 16(a) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), and the applicable rules and regulations thereunder, with the Securities and Exchange Commission, the New York Stock

Exchange, Bunge Limited (the "Company"), and any other person or entity to which such filings may be required under Section 16(a) of the Exchange Act as a result of the Undersigned's position as an officer and/or director of the Company or the Undersigned's "Beneficial Ownership" (within the meaning of Section 16(a) of the Exchange Act) of more than ten percent of any class of equity securities of the Company.

         The Undersigned hereby consents to, ratifies and confirms all that the said Attorney-in-Fact shall do or cause to be done by virtue of this Power of

Attorney. The Undersigned hereby acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the Undersigned, is not assuming, nor is the Company assuming, any of the Undersigned's responsibilities to comply with Section 16 of the Exchange Act.

         This Power of Attorney shall remain in full force and effect from this date forward for the term of the Undersigned's service as an officer and/or director of the Company or the Undersigned's Beneficial Ownership of more than ten percent of any class of equity securities of the Company and for such time thereafter as may be necessary to make any such filings, unless earlier revoked or modified by the Undersigned in writing. The Undersigned hereby revokes all prior powers of attorney relating to the foregoing acts.

         IN WITNESS WHEREOF, the Undersigned has hereunto signed this Power of

Attorney this 25 day of May, 2006.

                              By:   /s/ Bernard de la Tour D'Auvergne Lauraguais

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                                  Name: Bernard de la Tour D'Auvergne Lauraguais